SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d)OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) March 27, 2000
                                                          --------------



                         FIRST COMMONWEALTH CORPORATION
                     ---------------------------------------
             (Exact Name of Registrant as specified in its charter)



        VIRGINIA                      0-5392                      54-0832816
------------------------           ------------               ---------------
(State or other Juris-              (Commission                 (I.R.S. Employer
diction of incorporation           File Number)              identification No.)



                             5250 SOUTH SIXTH STREET
                                  P.O. BOX 5147
                              SPRINGFIELD, IL 62705
          ------------------------------------------------------------

          (Address of principal executive offices, including zip code)


        Regisrant's telephone number, including area code (217)-241-6300



                                 Not Applicable
          ------------------------------------------------------------
          (Former name or former address, if changed since last report)



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ITEM 5.  OTHER EVENTS

The Boards of Directors of United Trust Group, Inc. and each of its affiliates accepted the resignation of Larry E. Ryherd as Chairman of the Board of Directors and Chief Executive Officer effective March 27, 2000.

Mr. Jesse T. Correll was appointed as Chairman of the Board of Directors and Chief Executive Officer of each of the companies.

Mr. Correll is Chairman of the Board of Directors and President of First Southern Funding, LLC and First Southern Bancorp, Inc., an affiliate of First Southern Funding, LLC. First Southern Bancorp, Inc. owns First Southern National Bank, which operates out of 14 locations in central Kentucky. Mr. Correll is United Trust Group, Inc.'s largest shareholder through his ownership control of First Southern Funding, LLC and its affiliates.

United Trust Group, Inc. is an insurance holding company that owns controlling interests in three life insurance companies; Universal Guaranty Life Insurance Company, Appalachian Life Insurance Company and Abraham Lincoln Insurance Company. The administrative offices of these companies are located primarily in Springfield, Illinois.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                         FIRST COMMONWEALTH CORPORATION
                                  (Registrant)




                                           By:   /s/ James E. Melville
                                                 ---------------------
                                                James E. Melville
                                                President, Chief Operating
                                                  Officer and Director





                                           By:   /s/ Theodore C. Miller
                                                 ----------------------
                                                Theodore C. Miller
                                                Senior Vice President and
                                                  Chief Financial Officer


Date:  April 4, 2000
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